As filed with the Securities and Exchange Commission on October 24, 1997.

                                             File No. 333-_______

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                         INTERFACE, INC.
        (Exact Name of Issuer as Specified in its Charter)

            Georgia                        58-1451243
-------------------------------      ----------------------
(State or Other Jurisdiction of         (I.R.S. Employer
 Incorporation or Organization)      Identification Number)

                            Suite 2000
                      2859 Paces Ferry Road
                     Atlanta, Georgia  30339
      ------------------------------------------------------
      (Address and Zip Code of Principal Executive Offices)

            INTERFACE, INC. NONQUALIFIED SAVINGS PLAN
            -----------------------------------------
                     (Full Title of the Plan)

                   Raymond S. Willoch, Esquire
          Vice President, General Counsel and Secretary
                         INTERFACE, INC.
                            Suite 2000
                      2859 Paces Ferry Road
                     Atlanta, Georgia  30339
                          (770) 437-6800
   ------------------------------------------------------------
   (Name, Address and Telephone Number, Including Area Code, of
                        Agent for Service)


                                  CALCULATION OF REGISTRATION FEE

=============================================================================================================
Title of Securities       Amount to be        Proposed Maximum         Proposed Maximum         Amount of
to be Registered           Registered        Offering Price Per       Aggregate Offering     Registration Fee
                                                    Unit                    Price
-------------------------------------------------------------------------------------------------------------
Deferred Compensation    $20,000,000 <F2>            100%               $20,000,000 <F2>          $6,061
 Obligations <F1>
--------------------------------------------------------------------------------------------------------------

<F1>  The Deferred Compensation Obligations are unsecured
      obligations of Interface, Inc. to pay deferred compensation in the future in accordance with the terms of the Interface, Inc. Nonqualified Savings Plan.

<F2>  Pursuant to Rule 416(c) promulgated under the Securities
      Act of 1933, as amended, this registration statement covers an indeterminate amount of Deferred Compensation Obligations to be created and offered or sold pursuant to the employee benefit plan described herein. The maximum aggregate offering price is based upon an estimate, solely for the purpose of computing the registration fee.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended. Such document(s) and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Interface, Inc. (the
"Company" or the "Registrant") are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Registrant's Annual Report on Form 10-K for its fiscal year ended December 29, 1996.

     (2)  All other reports of the Registrant filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Registrant's Annual Report on Form 10-K for its fiscal year ended
December 29, 1996.

     (3) The description of Common Stock contained in the Registration Statement on Form 8-A, filed on April 30, 1984, as amended by a Form 8 filed on August 19, 1988, including all amendments or reports filed for the purpose of updating such description.

     (4) All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities that remain unsold.

ITEM 4.  DESCRIPTION OF SECURITIES

     Under the Interface, Inc. Nonqualified Savings Plan (the
"Plan"), the Company will provide eligible employees the opportunity to enter into agreements for the deferral of a specified percentage of their compensation, as defined in the Plan ("Compensation"). The obligations of the Company under such agreements to pay the deferred compensation in the future in accordance with the terms of the Plan (the "Obligations") will be unsecured general obligations of the Company. The Plan is unfunded, and Participants have no right, interest or claim in the assets of the Company, except as unsecured general creditors. However, the Company intends, but is not presently required, to set up a so-called "Rabbi Trust" to hold, invest and reinvest deferrals and contributions under the Plan. If a change in control of the Company occurs, as defined in the Plan, the Company will contribute an amount to the Rabbi
Trust sufficient to pay the Obligations owed to each Participant.

     The description of the terms and conditions of the Obligations in this Item 4 is qualified by reference to the Plan, which is filed as Exhibit 4 to this Registration Statement and incorporated herein by reference.

     The amount of compensation to be deferred by each participating employee (a "Participant") will be determined in accordance with the Plan based on elections by the Participant.
The Company will make a 50% matching contribution with respect to deferrals under the Plan. The maximum matching contribution any Participant may receive is 2% of the Participant's Compensation. Notwithstanding the foregoing, the amount of a Participant's matching contributions will be reduced by the amount of matching contributions made to the Participants under the applicable Company 401(k) Plan, so that the total matching contributions under both plans will be 2% of the Participant's compensation. Each Obligation will be payable upon termination of a Participant's employment with the Company, a specific date selected by the Participant, or the Participant's death, in accordance with the terms of the Plan.

     The Obligations will earn interest at the greater of (a) the rate established by the Administrative Committee of the Company's Board of Directors or (b) the rate announced by Wachovia Bank of North Carolina, N.A. as its prime rate at the beginning of the fourth quarter of the previous Plan Year minus 2%; provided, however, that for the 1997 and 1998 Plan Years, the interest rate will be 8%. The amount of the Company's Obligation to each Participant will be adjusted to reflect the investment experience of the selected rate, including any appreciation or depreciation. The Obligations will be denominated and payable in United States dollars.

     Neither a Participant nor any other person may assign, alienate, sell, seize, sequester, transfer, pledge, or encumber his or her interest in the Obligations prior to actual payment of deferred compensation, except by will or by the laws of descent and distribution and only to the extent permitted under the Plan.

     A Participant's interest in the Obligations is not subject to redemption, in whole or in part, prior to the individual payment dates specified by the Participant, either at the option of the Company or through operation of a mandatory or optional sinking fund or analogous provision. However, the Company reserves the right in its sole discretion to amend, suspend or terminate the Plan at any time, except that no such action shall reduce the amount already credited in a Participant's Account without the consent of the person affected.

     The Obligations are not convertible into another security of the Company. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain legal matters with respect to the validity of the Obligations being registered hereby will be passed upon for the Company by Kilpatrick Stockton LLP in its capacity as counsel to the Registrant. Certain partners of Kilpatrick Stockton LLP own shares of the common stock of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As provided under Georgia law, the Registrant's Amended Articles of Incorporation provide that a director shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Registrant as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Registrant, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper benefit.

     Under Article VII of the Registrant's Amended Bylaws, the Registrant is authorized to indemnify its officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director. An officer or director may only be indemnified if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful. No officer or director who has been adjudged liable for the improper receipt of a personal benefit is entitled to indemnification.

     Any officer or director who has been wholly successful on the merits or otherwise in an action or proceeding in his official capacity is entitled to indemnification as to expenses by the Registrant. All other determinations in respect of indemnification shall be made by either: (i) a majority vote of a quorum of disinterested directors; (ii) independent legal counsel selected in accordance with the Bylaws and at the request of the Board; or (iii) the holders of a majority of the Registrant's stock who at such time are entitled to vote for the election of directors.

     The provisions of the Registrant's Bylaws on indemnification are consistent in all material respects with the laws of the State of Georgia, which authorize indemnification of corporate officers and directors.

     The Registrant's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS

     The exhibits included as part of this Registration Statement are as follows:

Exhibit Number        Description
--------------        -----------

      4               Interface, Inc. Nonqualified Savings
                      Plan

      5               Opinion of Counsel to Registrant

      23(a)           Consent of Counsel to Registrant (see
                      Exhibit 5)

      23(b)           Consent of BDO Seidman, LLP

      24              Power of Attorney (See Signature Page)


ITEM 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 21, 1997.


                                   INTERFACE, INC.



                                   By: /s/ Ray C. Anderson
                                         Ray C. Anderson,
                                         Chairman of the Board
                                         and Chief Executive Officer


     Each person whose signature appears below hereby constitutes and appoints Ray C. Anderson and Daniel T. Hendrix, and either of them, his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated, on the 21st day of October, 1997.


                Signature                        Capacity


/s/ Ray C. Anderson                Chairman of the Board and Chief
Ray C. Anderson                    Executive Officer (PRINCIPAL
                                   EXECUTIVE OFFICER)

/s/ Daniel T. Hendrix              Senior Vice President-Finance,
Daniel T. Hendrix                  Chief Financial Officer and
                                   Director (PRINCIPAL FINANCIAL AND
                                   ACCOUNTING OFFICER)

/s/ Brian L. DeMoura               Director
Brian L. DeMoura

/s/ Charles R. Eitel               Director
Charles R. Eitel

/s/ Donald E. Russell              Director
Donald E. Russell

/s/ John H. Walker                 Director
John H. Walker

/s/ Gordon D. Whitener             Director
Gordon D. Whitener


/s/ Dianne Dillion-Ridgley         Director
Dianne Dillon-Ridgley

/s/ Carl I. Gable                  Director
Carl I. Gable

/s/ Dr. June M. Henton             Director
Dr. June M. Henton

/s/ J. Smith Lanier, II            Director
J. Smith Lanier, II

/s/ Leonard G. Saulter            Director
Leonard G. Saulter

/s/ Clarinus C. Th. van Andel      Director
Clarinus C. Th. van Andel

                          EXHIBIT INDEX
                                TO
                REGISTRATION STATEMENT ON FORM S-8



          Exhibit Number       Description

                   4           Text of the Interface, Inc.
                               Nonqualified Savings Plan

                   5           Opinion of Counsel to Registrant

                   23(a)       Consent of Counsel to Registrant
                               (see Exhibit 5)

                   23(b)       Consent of BDO Seidman, LLP

                   24          Power of Attorney (See Signature
                               Page)